Exhibit 99

NEWS RELEASE

For Immediate Release

July 16, 2003

For Further Information Contact:

Charles R. Hageboeck, CFO

(304) 769-1102

City Holding Company Announces Strong Second Quarter Performance

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced 2003 second quarter earnings of $12.1 million, an increase of 58.2% over $7.7 million earned in the second quarter of 2002. Earnings per diluted share for the second quarter were $0.72, an increase of 60.0% over $0.45 per diluted share reported for the second quarter of 2002.

The Company’s second quarter 2003 operating results were positively affected by continued growth in non-interest income, specifically in service charge revenues earned on depository relationships, continued success in managing non-interest expenses, and a strong net interest margin. Additionally, during the second quarter of 2003, the Company recorded a negative loan loss provision of $3.3 million, which added $0.13 per diluted share, after income taxes, to the Company’s operating results for the period. The Company has experienced lower than anticipated losses and improving credit quality within certain segments of its loan portfolio. The Company has also had greater than expected success in pursuing recoveries of previously charged-off loans, as evidenced by $0.9 million of net recoveries for the first six months of 2003. As a result, the Company determined that it was appropriate to record the $3.3 million negative loan loss provision for the second quarter. Excluding the impact of the negative loan loss provision, the Company would have reported net income of $10.0 million, or $0.59 per diluted share, for the second quarter of 2003, and $19.3 million, or $1.14 per diluted share, for the first six months of the year. If the Company continues to experience either low net charge-offs or net recoveries in future periods, and continues to experience improvements in loan loss ratios, it is possible that the Company will record additional negative provision expense in forthcoming periods.

For the second quarter of 2003, the Company reported return on average assets (“ROA”) of 2.43%, return on average equity (“ROE”) of 28.13%, net interest margin (“NIM”) of 4.72%, and an efficiency ratio of 50.35%. Each of these ratios compares favorably to the second quarter of 2002 when the Company reported ROA of 1.48%, ROE of 19.70%, NIM of 4.67%, and an efficiency ratio of 59.76%. For comparison purposes, had the Company reported no provision expense, either positive or negative, the Company would have reported ROA of 2.00%, ROE of 23.16%, NIM of 4.72%, and an efficiency ratio of 50.35%.

Balance Sheet Trends

Total loans increased $10.74 million during the quarter, from $1.19 billion at March 31, 2003 to $1.20 billion at June 30, 2003, despite planned declines within the installment and indirect auto lending portfolios. The Company continued to experience strong growth within the home equity (up $21.1 million, or 9.11%) and commercial real estate (up $12.6 million, or 4.36%) portfolios during the quarter. As previously announced, the Company has strategically focused on real estate secured lending, while intentionally reducing its lending in products not secured by real estate and exiting the indirect auto lending business line. The Company also recorded $4.93 million in previously securitized loans, as described below, during the second quarter of 2003. Since December 31, 2002, total loans increased by $13.5 million, or 1.1%, after allowing for a $20 million fed fund line to another depository institution classified on the balance sheet as a loan. Since December 31, 2002, installment and indirect auto loans were down by $31.0 million while home equity loans (up $42.4 million, or 20.1%) and commercial real estate loans (up

$27.4 million or 10.0%) have grown. Total deposits increased from $1.565 billion at March 31, 2003 to $1.598 billion at June 30, 2003, reflecting an increase of $33.3 million or 2.1%.

Net Interest Income

The Company reported fully taxable net interest income of $22.0 million for the second quarter of 2003, compared to $22.2 million for the second quarter of 2002. The Company’s net interest margin remained strong and increased from 4.67% for the second quarter of 2002 to 4.72% for the same period of 2003. The Company’s net interest margin has benefited from the yield recognized on the Company’s investment in retained interests as well as significant declines in funding costs. Over the past several quarters the Company has continued to focus on funding its balance sheet with checking and savings deposit balances, and with additional equity capital. On average, equity capital increased by $16.8 million, or 10.8%, in the second quarter of 2003 as compared to the second quarter of 2002. Also, non-interest earning assets have declined from $170.4 million at June 30, 2002 to $131.2 million at June 30, 2003. As a result, the average balances of more expensive time deposits, short-term borrowing and long-term borrowings declined $97.0 million, or 11.6%, between the second quarter of 2002 and the second quarter of 2003, thus helping to improve the Company’s net interest margin.

Because interest rates are at historically low levels, the industry is generally experiencing compression in net interest margin. While the Company has, thus far, been successful in maintaining a relatively high net interest margin, the Company could also experience contraction in its net interest margin in future periods should interest rates remain at low levels and as the average balance of its retained interests decline as the result of cash collections.

Credit Quality

As previously noted, the Company recorded negative loan loss provision of $3.3 million during the second quarter of 2003. This action reflects the success the Company has achieved in attaining its credit quality objectives. During the second quarter of 2003, the Company reported gross charge-offs of $1.7 million, which were more than offset by $2.2 million in recoveries. As has been previously reported, the Company vigorously pursues collection of previously charged-off loans and has experienced better-than-expected results in doing so. Additionally, the Company has experienced noticeable improvement in its loss experience in each of the major components of the loan portfolio.

At June 30, 2003, the allowance for loan losses (“ALLL”) was $26.1 million, or 2.18% of total loans outstanding and 701% of non-performing loans, compared to March 31, 2003 in which the ALLL was $28.9 million or 2.44% of total loans outstanding and 1057% of non-performing loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at June 30. If the Company’s loan loss experience continues or improves upon recent trends, the methodology used to establish the ALLL could lead to low or zero loan loss expense, or, potentially, additional negative provision expense in future periods.

Non-Interest Income

Non-interest income continued to experience strong revenue growth during the second quarter of 2003 and represented 30.29% of total revenues (net interest income plus non-interest income). Within the non-interest income category, service charge revenues and insurance commissions reflected significant growth, as compared to the second quarter of 2002, while trust fee revenues remained stable. In particular, service charge revenues increased $1.3 million, or 22.1%, from the second quarter of 2002 to 2003, reflecting growth in new depository relationships and additional services provided to the Company’s deposit-based customers.

Non-Interest Expenses

Supplementing the Company’s focus on growing revenues, it has also endeavored to consistently focus on managing and containing non-interest expenses to further enhance its profitability. This is evidenced by the

Company’s efficiency ratio (defined as non-interest expenses as a percent of total revenues), which fell from 59.76% in the second quarter of 2002 to 50.35% for the same period of 2003. Non-interest expenses declined $2.1 million, or 12.0%, from $17.9 million in the second quarter of 2002 to $15.7 million in the same period of 2003, as sustainable reductions have been achieved in virtually each component of non-interest expense.

Compensation expense declined $0.4 million, or 4.6%, from $8.0 million in the second quarter of 2002 to $7.6 million in the second quarter of 2003. This decline corresponds to a decline in the number of full time equivalent employees (FTEs) of 3.9% period-to-period. Depreciation expense declined 25.7% in the second quarter of 2003 as compared to the second quarter of 2002, reflecting the Company’s focus on limiting capital expenditures to those that have proven ability to improve customer service, lower expenses, or grow revenues. Telecommunication expenses were down 15.6% reflecting renegotiated contracts with the Company’s primary telecommunication vendors. Insurance and regulatory expenses declined 33.5% as lower regulatory expenses and lower FDIC insurance expense accompanied the Company’s improved financial condition. Repossessed asset losses and expenses were greatly improved as the Company recognized nonrecurring income of $0.547 million on recoveries of properties held in OREO as compared to losses of $0.295 million in the second quarter of 2002. Partially offsetting this nonrecurring revenue were expenses associated with a consulting engagement designed to identify revenue and expense opportunities and costs associated with terminating a $10 million Federal Home Loan Bank advance.

Retained Interests in Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien mortgages. The Company has a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. At May 31, 2003 (the most current date that information is available), the outstanding principal balances of the mortgages securitized were $176.2 million. The outstanding obligation to the purchasers of the priority claims was $68.7 million with the Company having an interest in the remaining $107.5 million in balances. The Company determines the value of the retained interests using assumptions regarding default rates, prepayment rates, and an appropriate discount rate for assets of similar characteristics. At June 30, 2003 the Company estimates the fair value of these assets to be $92.8 million, compared to the book value of $80.0 million. The Bank is required to accrete the difference between the fair value and the book value over the life of the investment. Therefore, the retained interests accrued at the rate of 18.79% during the second quarter of 2003. During the first six months of 2003, the Company accrued income of $7.4 million and received cash of $4.5 million.

Principal amounts owed to investors in the securitizations are evidenced by securities (i.e., “Notes”). The Notes are subject to redemption, in whole but not in part, at the option of the Company, as owner of the retained interests in the securitization transactions, or, if the holder of the retained interests does not exercise such option, at the option of the Note insurer, on or after the date on which the related note balance has declined to 5% or less of the original Note balance. Once the Notes have been redeemed, the Company becomes the beneficial owner of the mortgage loans and records the loans as assets of the Company within the loan portfolio. During the second quarter of 2003, the outstanding Note balance on the Company’s 1997-1 securitization declined below this 5% threshold and the Company exercised its early redemption option for $1.5 million. As a result, the $1.5 million combined with the remaining book value of $3.8 million in the retained interest in the 1997-1 securitization, were reclassed to loans on the Company’s balance sheet and reported as “Previously securitized loans” of $5.3 million. As of June 30, 2003, the book value of previously securitized loans had declined to $4.9 million through principal collections and charge-offs. While no immediate gain or loss was recognized by the Company as a result of exercising the early redemption, the Company expects to realize higher yields on the book value of the remaining loans as a result of redeeming Notes that were paying interest at a rate of 6.86%.

Forward Looking Information

During the third quarter of 2003, the Company expects to exercise its early redemption option on two additional securitizations and anticipates that it may be able to exercise early redemption on two of the remaining three securitizations during the fourth quarter of this year. As a result, the Company anticipates that it will experience increased income associated with these assets through year-end 2003 and that its December 31, 2003 balance sheet will include Retained Interests of approximately $1 million (down from the current book value of $80 million) and Previously Securitized Loan balances of $111 million (up from the current book value of $4.9 million). These balances will then decline as loans are paid off by the borrowers at prepayment rates that have been running more than 40% in recent months. At present, and based upon its assumptions about prepayment speeds, the Company believes that outstanding balances of these loans previously securitized as well as the remaining retained interests will be:

December 31, 2004	$76 million
December 31, 2005	$54 million
December 31, 2006	$42 million
December 31, 2007	$32 million

The Company’s current performance has also been positively affected by its success since 2002 in achieving low levels of non-performing assets and its success in achieving net loan recoveries totaling $1.369MM over the prior four quarters. These successes have led to the point that the Company recognized a negative provision for loan losses in the second quarter of 2003 of $3.30 million. As a measure of comparison, based upon the Company’s specific mix of loans, insured depository institutions in the U.S. over the last five fiscal years have experienced a net charge-off rate of 32 basis points on average loans and leases outstanding.

However, neither of these factors is sustainable in the long-term. Eventually the retained interests and the loans previously securitized will be paid-off, and eventually the Company, like all other banking institutions, will need to incur normal provision expense. In reviewing the forgoing financial results, investors should recognize that these two factors currently contribute to tbe Company’s strong financial performance.

Liquidity and Capitalization

As of June 30, 2003, ratios that measure the adequacy of the Company’s liquidity and capital remain strong. With respect to liquidity, the Company’s loan to deposit ratio was 75% and the loan to asset ratio was 60.4%. The Company maintained investment securities totaling 27.8% of assets at June 30, 2003 including $17.8 million invested in money market funds. Further, The Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 49.3% of assets at June 30, 2003. Time deposits fund 31.3% of assets, but very few of these deposits are in accounts of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) significantly increased from 7.51% at June 31, 2002 to 8.53% at March 31, 2003 and to 8.65% at June 30, 2003 as a result of the Company’s strong earnings. With respect to regulatory capital, at June 30, 2003, the Company’s Leverage Ratio is 9.81% the Tier I Capital ratio is 11.63% and the Total risk-based Capital ratio is 14.93%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized”, which is the highest possible regulatory designation.

Earlier this month, the Company announced that it had declared a third quarter dividend of $0.20 per common share payable on July 31, 2003, to shareholders of record on July 15, 2003. The Company also announced that it would pay current dividends on the Company’s 9.125% Capital Securities issued by the Company’s wholly-owned subsidiary, City Holding Capital Trust II payable on July 31, 2003 to shareholders of record as of July 16, 2003.

In June of 2002, the Board of Directors of the Company announced a one million share purchase program. During the second quarter of 2003, no shares were purchased under this program. As of June 30, 2003 a total of 420,700 shares have been repurchased under this program. In June of 2002, the Board of Directors of the Company also announced a $25 million program to retire the outstanding capital securities issued by either City Holding Capital Trust or City Holding Capital Trust II. As of June 30, 2003 the Company has

not taken any action on these securities, but remains ready to do so if the opportunity appears financially attractive. It should be noted that shares of City Holding Capital Trust II, paying 9.125%, are callable, in whole or in part, at par on October 31, 2003.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages; (5) the Company may experience either faster or slower rates of amortization of its retained interests and loans previously securitized; (6) the Company could have adverse legal actions of a material nature; (7) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (8) the Company may be unable to maintain or improve upon current levels of expense associated with managing its business; (9) rulings affecting, among other things, the Company’s and its banking subsidiaries’ regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (10) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (11) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (12) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (13) the planned purchase of Trust I and Trust II Capital Securities and the common stock may not occur or may not have the effects anticipated; and (14) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended		Percent Change
	June 30 2003	June 30 2002
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$21,978	$22,248	(1.21)%
Net Income	12,137	7,671	58.22%
Earnings per Basic Share	0.73	0.45	62.22%
Earnings per Diluted Share	0.72	0.45	60.00%

Key Ratios (percent):
Return on Average Assets	2.43%	1.48%	64.19%
Return on Average Equity	28.13%	19.70%	42.79%
Net Interest Margin	4.72%	4.67%	1.07%
Efficiency Ratio	50.35%	59.76%	(15.75)%
Average Shareholders’ Equity to Average Assets	8.65%	7.51%	15.18%
Risk-Based Capital Ratios (a):
Tier I	11.63%	9.99%	16.42%
Total	14.93%	13.76%	8.50%

Common Stock Data:
Cash Dividends Declared per Share	$0.20	$0.15	33.33%
Book Value per Share	10.74	9.40	14.26%
Market Value per Share:
High	30.00	23.80	26.05%
Low	27.30	15.06	81.27%
End of Period	29.26	23.41	24.99%
Price/Earnings Ratio (b)	10.02	13.00	(22.92)%
(a) June 30, 2003 risk-based capital ratios are estimated. (b) June 30, 2003 price/earnings ratio computed based on annualized second quarter 2003 earnings.

	Six Months Ended		Percent Change
	June 30 2003	June 30 2002
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$43,500	$44,265	(1.73)%
Net Income	21,489	14,079	52.63%
Earnings per Basic Share	1.29	0.83	55.42%
Earnings per Diluted Share	1.27	0.82	54.88%

Key Ratios (percent):
Return on Average Assets	2.16%	1.35%	60.00%
Return on Average Equity	25.16%	18.40%	36.74%
Net Interest Margin	4.69%	4.60%	1.96%
Efficiency Ratio	51.83%	61.78%	(16.11)%
Average Shareholders’ Equity to Average Assets	8.59%	7.32%	17.35%

Common Stock Data:
Cash Dividends Declared per Share	$0.40	$0.15	166.67%
Market Value per Share:
High	30.00	23.80	26.05%
Low	25.50	12.04	111.79%

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1998 (a)	$17.18	$18.72	$18.56	$13.09	$30.00	$51.00
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	—	—	25.50	30.00

Earnings per Basic Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	—	—	1.29

Earnings per Diluted Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	—	—	1.27

(a)	Book value and per share amounts reported through September 30, 1998 are as previously reported by City Holding Company and have not been restated to include the operations of Horizon Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended June 30.
	2003	2002
Interest Income
Interest and fees on loans	$19,577	$23,809
Interest on investment securities:
Taxable	5,663	5,102
Tax-exempt	559	684
Interest on retained interests	3,842	2,991
Interest on deposits in depository institutions	28	—
Interest on federal funds sold	—	181

Total Interest Income	29,669	32,767
Interest Expense
Interest on deposits	5,598	7,640
Interest on short-term borrowings	132	525
Interest on long-term debt	255	539
Interest on trust preferred securities	2,006	2,183

Total Interest Expense	7,991	10,887

Net Interest Income	21,678	21,880
Provision for loan losses	(3,300)	900

Net Interest Income After Provision for Loan Losses	24,978	20,980
Non-Interest Income
Investment securities gains	22	238
Service charges	7,041	5,768
Insurance commissions	591	532
Trust fee income	355	354
Mortgage banking income	180	189
Other income	1,230	1,615

Total Non-Interest Income	9,419	8,696
Non-Interest Expense
Salaries and employee benefits	7,629	7,995
Occupancy and equipment	1,489	1,638
Depreciation	1,113	1,497
Professional fees and litigation expense	981	733
Postage, delivery, and statement mailings	744	767
Advertising	557	699
Telecommunications	518	614
Insurance and regulatory	326	490
Office supplies	405	405
Repossessed asset losses and expenses	(547)	295
Other expenses	2,510	2,741

Total Non-Interest Expense	15,725	17,874

Income Before Income Taxes	18,672	11,802
Income Tax Expense	6,535	4,131

Net Income	$12,137	$7,671

Basic Earnings per Share	$0.73	$0.45
Diluted Earnings per Share	$0.72	$0.45
Average Common Shares Outstanding:
Basic	16,622	16,892
Diluted	16,918	17,133

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Six Months Ended June 30
	2003	2002
Interest Income
Interest and fees on loans	$39,879	$49,382
Interest on investment securities:
Taxable	10,876	9,687
Tax-exempt	1,130	1,415
Interest on retained interests	7,365	5,797
Interest on deposits in depository institutions	58	—
Interest on federal funds sold	60	367

Total Interest Income	59,368	66,648
Interest Expense
Interest on deposits	11,365	16,618
Interest on short-term borrowings	566	1,141
Interest on long-term debt	533	1,085
Interest on trust preferred securities	4,012	4,301

Total Interest Expense	16,476	23,145

Net Interest Income	42,892	43,503
Provision for loan losses	(3,300)	1,800

Net Interest Income After Provision for Loan Losses	46,192	41,703
Non-Interest Income
Investment securities gains	375	470
Service charges	13,122	10,397
Insurance commissions	1,353	1,037
Trust fee income	703	670
Mortgage banking income	348	375
Other income	2,503	2,761

Total Non-Interest Income	18,404	15,710

Non-Interest Expense
Salaries and employee benefits	15,367	16,633
Occupancy and equipment	3,034	3,266
Depreciation	2,300	3,094
Professional fees and litigation expense	1,818	1,373
Postage, delivery, and statement mailings	1,524	1,601
Advertising	1,207	1,342
Telecommunications	923	1,303
Insurance and regulatory	651	1,017
Office supplies	840	742
Repossessed asset losses and expenses	(738)	642
Other expenses	4,806	5,033

Total Non-Interest Expense	31,732	36,046

Income Before Income Taxes	32,864	21,367
Income Tax Expense	11,375	7,288

Net Income	$21,489	$14,079

Basic Earnings per Share	$1.29	$0.83
Diluted Earnings per Share	$1.27	$0.82
Average Common Shares Outstanding:
Basic	16,630	16,890
Diluted	16,936	17,074

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2003	June 30, 2002
Balance at March 31	$167,877	$150,707
Net income	12,137	7,671
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	1,776	2,761
Cash dividends declared ($0.15/share)	—	(2,536)
Cash dividends declared ($0.20/share)	(3,325)	—
Exercise of 17,500 stock options	—	225
Exercise of 7,400 stock options	106	—

Balance at June 30	$178,571	$158,828

	Six Months Ended
	June 30, 2003	June 30, 2002
Balance at December 31	$165,393	$146,349
Net income	21,489	14,079
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	718	711
Cash dividends declared ($0.15/share)	—	(2,536)
Cash dividends declared ($0.40/share)	(6,652)	—
Exercise of 17,500 stock options	—	225
Exercise of 86,482 stock options	881	—
Purchase of 118,300 common shares for treasury	(3,258)	—

Balance at June 30	$178,571	$158,828

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Interest income	$29,669	$29,699	$30,616	$31,701	$32,767
Taxable equivalent adjustment	300	308	341	351	368

Interest income (FTE)	29,969	30,007	30,957	32,052	33,135
Interest expense	7,991	8,485	9,465	9,689	10,887

Net interest income	21,978	21,522	21,492	22,363	22,248
Provision for loan losses	(3,300)	—	—	—	900

Net interest income after provision for loan losses	25,278	21,522	21,492	22,363	21,348
Noninterest income	9,419	8,985	9,555	8,839	8,696
Noninterest expense	15,725	16,007	16,486	17,257	17,874

Income before income taxes	18,972	14,500	14,561	13,945	12,170
Income tax expense	6,535	4,840	4,812	4,622	4,131
Taxable equivalent adjustment	300	308	341	351	368

Net income	$12,137	$9,352	$9,408	$8,972	$7,671

Basic earnings per share	$0.73	$0.56	$0.56	$0.53	$0.45
Diluted earnings per share	0.72	0.55	0.55	0.52	0.45
Cash dividends declared per share	0.20	0.20	0.15	0.15	0.15
Average Common Share (000s):
Outstanding	16,622	16,638	16,652	16,804	16,892
Diluted	16,918	16,950	16,999	17,140	17,133
Net Interest Margin	4.72%	4.66%	4.68%	4.83%	4.67%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	June 30 2003	March 31 2003	Dec.31 2002	Sept. 30 2002	June 30 2002
Non-Interest Income:
Service charges	$7,041	$6,081	$6,790	$6,313	$5,768
Insurance commissions	591	762	411	436	532
Trust fee income	355	348	345	319	354
Mortgage banking income	180	168	233	248	189
Other income	1,230	1,273	1,110	1,200	1,615

Subtotal	9,397	8,632	8,889	8,516	8,458
Investment security gains	22	353	666	323	238

Total Non-Interest Income	$9,419	$8,985	$9,555	$8,839	$8,696

Non-Interest Expense:
Salaries and employee benefits	$7,629	$7,738	$7,631	$7,651	$7,995
Occupancy and equipment	1,489	1,545	1,679	1,710	1,638
Depreciation	1,113	1,187	1,288	1,367	1,497
Professional fees and litigation expense	981	837	702	782	733
Postage, delivery, and statement mailings	744	780	718	873	767
Advertising	557	650	646	580	699
Telecommunications	518	405	565	536	614
Insurance and regulatory	326	325	189	450	490
Office supplies	405	435	468	347	405
Repossessed asset losses and expenses	(547)	(191)	(3)	25	295
Other expenses	2,510	2,296	2,603	2,936	2,741

Total Non-Interest Expense	$15,725	$16,007	$16,486	$17,257	$17,874

Employees (Full Time Equivalent)	719	722	737	743	748
Branch Locations	55	55	55	55	55

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	June 30 2003	December 31 2002
	(Unaudited)
Assets
Cash and due from banks	$57,792	$64,003
Interest-bearing deposits in depository institutions	11,809	45,315
Federal funds sold	—	20,000

Cash and cash equivalents	69,601	129,318
Investment securities available-for-sale, at fair value	483,358	445,384
Investment securities held-to-maturity, at amortized cost	67,975	72,410

Total investment securities	551,333	517,794
Securities purchased under agreement to resell	—	27,202
Loans:
Residential real estate	452,014	471,806
Home equity	253,178	210,753
Commercial real estate	301,321	273,904
Other commercial	85,356	95,323
Loans to depository institutions	—	20,000
Installment	46,877	64,181
Indirect	35,059	48,709
Credit card	19,155	19,715
Previously securitized loans	4,933	—

Gross Loans	1,197,893	1,204,391
Allowance for loan losses	(26,092)	(28,504)

Net loans	1,171,801	1,175,887
Retained interests	79,978	80,923
Premises and equipment	35,702	37,802
Accrued interest receivable	10,954	11,265
Net deferred tax assets	31,515	35,895
Other assets	32,414	31,825

Total Assets	$1,983,298	$2,047,911

Liabilities
Deposits:
Noninterest-bearing	$301,233	$281,290
Interest-bearing:
Demand deposits	387,875	377,165
Savings deposits	287,962	286,198
Time deposits	620,832	619,927

Total deposits	1,597,902	1,564,580
Federal funds purchased and securities sold under agreement to repurchase	78,873	146,937
Securities sold, not yet purchased	—	26,284
Long-term debt	15,000	25,000
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely subordinated debentures of City Holding Company	87,500	87,500
Other liabilities	25,452	32,217

Total Liabilities	1,804,727	1,882,518
Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at June 30, 2003 and December 31, 2002, including 293,381 and 261,563 shares in treasury	42,298	42,298
Capital surplus	57,550	59,029
Retained earnings	80,913	66,076
Cost of common stock in treasury	(7,324)	(6,426)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	6,678	5,960
Underfunded pension liability	(1,544)	(1,544)

Total Accumulated Other Comprehensive Income	5,134	4,416

Total Stockholders’ Equity	178,571	165,393

Total Liabilities and Stockholders’ Equity	$1,983,298	$2,047,911

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Residential real estate	$452,014	$463,813	$471,806	$486,566	$522,016
Home equity	253,178	232,048	210,753	185,084	157,577
Commercial real estate	301,321	288,724	273,904	262,824	251,347
Other commercial	85,356	88,824	95,323	109,068	110,468
Loans to depository institutions	—	—	20,000	35,000	—
Installment	46,877	53,488	64,181	75,047	89,117
Indirect	35,059	41,475	48,709	56,425	65,634
Credit card	19,155	18,780	19,715	19,081	18,285
Previously securitized loans	4,933	—	—	—	—

Gross Loans	$1,197,893	$1,187,152	$1,204,391	$1,229,095	$1,214,444

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended June 30,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,188,363	$19,577	6.59%	$1,253,098	$23,809	7.60%
Securities:
Taxable	538,998	5,663	4.20%	477,358	5,102	4.28%
Tax-exempt	45,091	859	7.62%	54,617	1,052	7.70%

Total securities	584,089	6,522	4.47%	531,975	6,154	4.63%
Retained interest in securitized loans	81,774	3,842	18.79%	75,140	2,991	15.92%
Deposits in depository institutions	10,190	28	1.10%	—	—	—
Federal funds sold	—	—	—	44,493	181	1.63%

Total interest-earning assets	1,864,416	29,969	6.43%	1,904,706	33,135	6.96%
Cash and due from banks	45,391			66,605
Bank premises and equipment	36,334			41,067
Other assets	78,885			100,155
Less: Allowance for loan losses	(29,380)			(37,473)

Total assets	$1,995,646			$2,075,060

Liabilities:
Interest-bearing demand deposits	$386,348	$531	0.55%	$373,691	$544	0.58%
Savings deposits	294,108	395	0.54%	314,639	882	1.12%
Time deposits	620,543	4,672	3.01%	682,688	6,214	3.64%
Short-term borrowings	94,784	132	0.56%	114,343	525	1.84%
Long-term debt	22,143	255	4.61%	37,475	539	5.75%
Trust preferred securities	87,500	2,006	9.17%	87,500	2,183	9.98%

Total interest-bearing liabilities	1,505,426	7,991	2.12%	1,610,336	10,887	2.70%
Noninterest-bearing demand deposits	291,971			275,919
Other liabilities	25,645			33,048
Stockholders’ equity	172,604			155,757

Total liabilities and stockholders’ equity	$1,995,646			$2,075,060

Net interest income		$21,978			$22,248

Net yield on earning assets			4.72%			4.67%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Six Months Ended June 30,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,192,184	$39,879	6.69%	$1,298,044	$49,382	7.61%
Securities:
Taxable	514,553	10,876	4.23%	452,087	9,687	4.29%
Tax-exempt	46,317	1,738	7.50%	56,561	2,177	7.70%

Total securities	560,870	12,614	4.50%	508,648	11,864	4.66%
Retained interest in securitized loans	81,535	7,365	18.07%	73,690	5,797	15.73%
Deposits in depository institutions	14,294	82	1.15%	—	—	—
Federal funds sold	6,868	36	1.05%	46,103	367	1.59%

Total interest-earning assets	1,855,751	59,976	6.46%	1,926,485	67,410	7.00%
Cash and due from banks	46,498			63,373
Bank premises and equipment	36,872			41,791
Other assets	78,737			102,392
Less: Allowance for loan losses	(29,248)			(42,435)

Total assets	$1,988,610			$2,091,606

Liabilities:
Interest-bearing demand deposits	$381,445	$1,051	0.55%	$378,529	$1,098	0.58%
Savings deposits	291,204	846	0.58%	305,538	1,777	1.16%
Time deposits	620,494	9,468	3.05%	707,276	13,743	3.89%
Short-term borrowings	101,189	566	1.12%	113,767	1,141	2.01%
Long-term debt	23,564	533	4.52%	37,312	1,085	5.82%
Trust preferred securities	87,500	4,012	9.17%	87,500	4,301	9.83%

Total interest-bearing liabilities	1,505,396	16,476	2.19%	1,629,922	23,145	2.84%
Noninterest-bearing demand deposits	284,984			274,219
Other liabilities	27,399			34,392
Stockholders’ equity	170,831			153,073

Total liabilities and stockholders’ equity	$1,988,610			$2,091,606

Net interest income		$43,500			$44,265

Net yield on earning assets			4.69%			4.60%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	June 30 2003 (a)	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Tier I Capital:
Stockholders’ equity	$178,571	$167,877	$165,393	$160,705	$158,828
Goodwill and other intangibles	(6,574)	(6,652)	(6,730)	(6,808)	(6,885)
Accumulated other comprehensive income	(5,134)	(3,357)	(4,416)	(6,077)	(4,638)
Qualifying trust preferred stock	57,812	54,840	53,659	51,543	51,397
Excess retained interests	(23,810)	(29,169)	(28,946)	(30,000)	(27,255)
Excess deferred tax assets	(9,048)	(14,477)	(15,104)	(11,102)	(14,766)

Total tier I capital	$191,817	$169,062	$163,856	$158,261	$156,681

Total Risk-Based Capital:
Tier I capital	$191,817	$169,062	$163,856	$158,261	$156,681
Qualifying allowance for loan losses	24,701	24,139	24,068	23,477	22,910
Qualifying trust preferred stock	29,688	32,660	33,841	35,957	36,103

Total risk-based capital	$246,206	$225,861	$221,765	$217,695	$215,694

Net risk-weighted assets	$1,648,715	$1,650,156	$1,660,489	$1,621,129	$1,567,809

Ratios:
Average stockholders’ equity to average assets	8.65%	8.53%	8.30%	8.05%	7.51%
Risk-based capital ratios:
Tier I capital	11.63%	10.25%	9.87%	9.76%	9.99%
Total risk-based capital	14.93%	13.69%	13.36%	13.43%	13.76%
Leverage capital	9.81%	8.75%	8.49%	8.08%	7.73%
(a) June 30, 2003 risk-based capital ratios are estimated. CITY HOLDING COMPANY AND SUBSIDIARIES Intangibles (Unaudited) ($ in 000s)
	As of and for the Quarter Ended
	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Intangibles, net	$6,574	$6,652	$6,730	$6,808	$6,885
Intangibles amortization expense	78	78	78	77	78

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Balance at beginning of period	$28,910	$28,504	$28,623	$28,023	$37,779
Charge-offs:
Commercial	2	532	565	1,722	8,925
Real estate—mortgage	503	594	421	212	3,222
Installment	676	1,007	1,187	1,204	1,156
Overdraft deposit accounts	501	—	—	—	—
Previously securitized loans	28	—	—	—	—

Total charge-offs	1,710	2,133	2,173	3,138	13,303
Recoveries:
Commercial	1,309	929	490	2,703	2,129
Real estate—mortgage	307	1,178	1,140	525	92
Installment	408	432	424	510	426
Overdraft deposit accounts	168	—	—	—	—
Previously securitized loans	—	—	—	—	—

Total recoveries	2,192	2,539	2,054	3,738	2,647

Net (recoveries) charge-offs	(482)	(406)	119	(600)	10,656
Provision for loan losses	(3,300)	—	—	—	900

Balance at end of period	$26,092	$28,910	$28,504	$28,623	$28,023

Loans outstanding	$1,197,893	$1,187,152	$1,204,391	$1,229,095	$1,214,444

Average loans outstanding	1,188,363	1,196,048	1,215,757	1,213,295	1,253,098

Allowance as a percent of loans outstanding	2.18%	2.44%	2.37%	2.36%	2.31%

Allowance as a percent of non-performing loans	701%	1057%	948%	1119%	1729%

Net (recoveries) charge-offs (annualized) as a percent of average loans outstanding	(0.16)%	(0.14)%	0.04%	(0.20)%	3.40%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002	June 30 2002
Nonaccrual loans	$1,919	$2,148	$2,126	$1,511	$626
Accruing loans past due 90 days or more	1,744	588	880	1,046	995
Previously securitized loans past due 90 days or more	61	—	—	—	—
Restructured loans	—	—	—	—	—

Total non-performing loans	3,724	2,736	3,006	2,557	1,621
Other real estate owned	623	387	403	1,079	1,681

Total non-performing assets	$4,347	$3,123	$3,409	$3,636	$3,302

Non-performing assets as a percent of loans and other real estate owned	0.36%	0.26%	0.28%	0.30%	0.27%